                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 27, 1997


                                  INTUIT INC.
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             (Exact name of Registrant as specified in its charter)



                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


                   0-21180                      77-0034661
                ------------                    -------------------
                (Commission                     (IRS Employer
                File Number)                    Identification No.)


         2535 Garcia Avenue, Mountain View, CA            94043
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       (Address of principal executive offices)         (Zip Code)


                                 (415) 944-6000
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              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

         Disposition of Intuit Services Corporation

         On September 15, 1996 Intuit Inc., a Delaware corporation (the "Company"), Checkfree Corporation, a Delaware corporation ("Checkfree"), Checkfree Acquisition Corporation II, a Delaware corporation ("Acquisition") and Intuit Services Corporation, a Delaware corporation that was then the Company's wholly-owned online banking and bill payment processing subsidiary ("ISC"), entered into an Agreement and Plan of Merger dated as of September 15, 1996, as amended (the "Merger Agreement"). The Merger Agreement provided for the merger of Acquisition with and into ISC in a statutory merger (the "Merger"), such that, upon the effectiveness of the Merger, Checkfree would acquire all the outstanding stock of ISC in exchange for Checkfree's issuance to the Company of 12,600,000 shares of Checkfree Common Stock (the "Checkfree Shares") and ISC would become a wholly-owned subsidiary of Checkfree. The number of Checkfree Shares issued to the Company in exchange for ISC was determined by arms' length negotiations between the parties and their respective assessments of the value of ISC and Checkfree Common Stock. Checkfree is a leading provider of electronic commerce services, financial application software and related products for financial institutions and businesses and their customers and its Common Stock is publicly traded on the Nasdaq National Market. The provisions of the Merger Agreement and related agreements described in this report are qualified in their entirety by reference to the actual text of such agreements, which are incorporated by reference as exhibits to this report.

         On January 27, 1997, the Merger, the Company's disposition of ISC to Checkfree and Checkfree's issuance of the Checkfree Shares to the Company were consummated following a special meeting of Checkfree's stockholders at which the stockholders of Checkfree approved the issuance of the Checkfree Shares to the Company in the Merger. Based on a share price of $14.75 (which was the closing price of Checkfree's Common Stock on January 24, 1997, the last business day before the consummation of the Merger was announced), the Checkfree Shares received by the Company in the Merger were valued at approximately $186 million. A total of 1,260,000 of the Checkfree Shares are being held in escrow by a third party escrow agent for a period of one (1) year after closing of the Merger in order to secure certain indemnification
obligations of the Company under the Merger Agreement.   In addition, under the
terms of the Merger Agreement, after July 31, 1997, Checkfree will deliver to the Company ISC's unaudited statement of operations for the twelve-month period ending July 31, 1997, and if ISC's gross revenues for such twelve month period are less than $46 million, then subject to certain terms and conditions, the Company will be obligated to pay Checkfree in cash the difference between $46 million and ISC's gross revenues for such twelve-month period.

         The Checkfree Shares issued to the Company in the Merger were issued in a private placement pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") and consequently can be transferred only pursuant to an effective registration statement filed under the Securities Act, or an exemption from the registration requirements of the Securities Act. In connection with the Merger, the Company and Checkfree have entered into a Registration Rights Agreement (the "Registration Rights Agreement") which grants the Company certain "demand, " "piggy-back" and "shelf" registration rights that are summarized below.

         Under the Registration Rights Agreement, Checkfree is obligated to, and has filed, a registration statement on Form S-3 for a continuous offering under Rule 415 of the Securities Act (the "Shelf Registration") covering the registration of all of the Checkfree Shares. Checkfree had agreed to cause, as soon as practicable, the effectiveness of the Shelf Registration of the Checkfree Shares and to continually maintain such effectiveness until January 27, 1999. The Shelf Registration was declared effective by the Securities and Exchange Commission on January 31, 1997. The Company has agreed with Checkfree that, unless the parties otherwise agree, the number of Checkfree Shares sold by the Company pursuant to the Shelf Registration during any three month period will be subject to certain volume limitations comparable to those applicable to resales of shares under Rule 144 under the Securities Act.

         In addition to the Shelf Registration, under the Registration Rights Agreement, the Company may make one demand for registration of the Checkfree Shares per calendar year beginning in 1997. The minimum number of shares of the Common Stock requested by the Company to be registered in each such demand registration is 20% of the total number of Checkfree Shares issued to the Company in the Merger, except that the first such request may be for a lesser number of shares as would reduce the Company's ownership of the Common Stock to less than 20% of the shares of Checkfree Common Stock outstanding. In certain circumstances Checkfree is entitled to defer acting on a Company demand for registration under the Registration Rights Agreement.

         In the event that Checkfree files a registration statement under the Securities Act to register a public offering of its securities, the Company may also elect to register Checkfree Shares under such registration statement in certain circumstances.

         Checkfree's obligations to register the Checkfree Shares will expire
(i) when all such shares have been registered and sold by the Company or (ii) after January 27, 2002; except that if Checkfree exercises its right described above to defer a demand registration requested by the Company, then the date for expiration of the Registration Rights Agreement will be extended by one year for each time Checkfree exercises the deferral right.

         On February 5, 1997, the Company sold a total of 2,000,000 shares of Checkfree Common Stock to a broker-dealer.

         In connection with the Merger, the Company and Checkfree also entered into an Amended and Restated Stock Restriction Agreement dated as of September 15, 1996 (the "Restriction Agreement"). Under the Restriction Agreement, the Company has agreed not to sell Checkfree Shares to certain categories of persons who, as a result of purchasing Checkfree Shares from the Company, would acquire beneficial ownership of more than 5% (or in some cases 10%) of Checkfree's outstanding Common Stock, and has granted Checkfree a refusal option to purchase shares offered for sale by the Company to certain buyers. The foregoing restrictions do not apply to sales of Checkfree Shares made by the Company in accordance with Rule 144 under the Securities Act, sales made in underwritten public offerings and sales made through a shelf registration effected by Checkfree pursuant to the Registration Rights Agreement. The Company has also agreed not to purchase additional Checkfree stock if doing so would give the Company beneficial ownership of more than 15% of Checkfree's outstanding Common Stock and has agreed not to solicit proxies from Checkfree stockholders or make certain takeover bids for Checkfree without the consent of Checkfree's Board of Directors. The Restriction Agreement irrevocably terminates when the Company first holds less than 10% of Checkfree's outstanding Common Stock.

         Other Relationships.

         The Company, ISC and Checkfree are also parties to a Services and License Agreement dated as of September 15, 1996 (the "License Agreement").
The principal objectives of the License Agreement are to: (i) establish a continuing cooperative relationship between the parties whereby users of certain software products and services of the Company will continue to be able to obtain electronic banking and electronic bill payment services ("banking/billpay services") from ISC or Checkfree through such products and services of the Company; (ii) provide the means for an orderly transition in the operation and support of several services currently offered by the Company and ISC that are now interdependent on certain technologies, equipment, facilities, personnel and support services of ISC and the Company; (iii) set forth the terms on which Checkfree, ISC and the Company will cooperate to develop, market, distribute and support certain of their respective products and services; and (iv) provide for the grant of certain technology licenses and mutual support and technical cooperation agreements among the parties designed to maintain connectivity between certain products and services offered by the parties. In partial consideration of several of the Company's agreements under the License Agreement, ISC paid the Company, in addition to certain other fees, the sum of $10 million in cash on January 27, 1997 and has agreed to pay the Company an additional $10 million on or about October 1, 1997. Certain fees will be payable by the Company to ISC and Checkfree under the License Agreement.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         Not applicable.

(b)      Pro Forma Financial Information.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

         The pro forma financial information set forth below includes an Unaudited Pro Forma Condensed Balance Sheet at October 31, 1996 and Unaudited Pro Forma Condensed Statements of Operations for the twelve months ended July 31, 1996 and for the three months ended October 31, 1996. The Unaudited Pro Forma Condensed Balance Sheet at October 31, 1996 gives effect to the Merger as if the Merger had taken place on October 31, 1996. The Unaudited Pro Forma Condensed Statement of Operations for the twelve months ended July 31, 1996 gives effect to the Merger as if the Merger had taken place on August 1, 1995, and the Unaudited Pro

Forma Condensed Statement of Operations for the three months ended October 31, 1996 gives effect to the Merger as if the Merger had taken place on August 1, 1996. The Unaudited Pro Forma Condensed Statements of Operations do not purport to represent what the Company's results of operations would actually have been if the Merger had in fact occurred on August 1, 1996 or August 1, 1995 (as applicable), and do not purport to project the results of operations of the Company for the current year or for any future period. The adjustments in the pro forma financial information are based on available information and on certain assumptions which management believes are reasonable. All information contained herein should be read in conjunction with the Notes to Unaudited Pro Forma Condensed Balance Sheet and Statements of Operations included in this report, and the Consolidated Financial Statements, the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Form 10-K for the year ended July 31, 1996.

                                  INTUIT INC.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                                                            Historical
                                                              Intuit          Pro Forma        Pro Forma for
(in thousands)                                               10/31/96         Adjustments       Sale of ISC
                                                             --------         -----------      -------------
                                      ASSETS
Current assets:
  Cash and cash equivalents . . . . . . . . . . . . . .      $ 45,595          $   (958)(a)      $ 44,637
  Short-term investments  . . . . . . . . . . . . . . .       125,205           185,850 (c)       311,055
  Accounts receivable, net  . . . . . . . . . . . . . .        84,372            (2,712)(a)        81,660
  Inventories . . . . . . . . . . . . . . . . . . . . .         4,935                --             4,935
  Prepaid expenses  . . . . . . . . . . . . . . . . . .        23,371              (137)(a)
                                                                                 (1,728)(b)        21,506
  Deferred income taxes . . . . . . . . . . . . . . . .        19,116                              19,116
                                                             --------          --------          --------
    Total current assets  . . . . . . . . . . . . . . .       302,594           180,315           482,909
Property and equipment, net . . . . . . . . . . . . . .        97,169           (15,558)(a)        81,611
Purchased intangibles . . . . . . . . . . . . . . . . .        15,005              (647)(a)        14,358
Goodwill  . . . . . . . . . . . . . . . . . . . . . . .        13,966              (208)(a)        13,758
Long-term deferred income tax asset . . . . . . . . . .         6,892                --             6,892
Other assets  . . . . . . . . . . . . . . . . . . . . .         3,649                --             3,649
                                                             --------          --------          --------
Total assets                                                 $439,275          $163,902          $603,177
                                                             ========          ========          ========
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable  . . . . . . . . . . . . . . . . . .      $ 38,463          $   (836)(a)      $ 37,627
  Accrued compensation and related liabilities  . . . .        18,445              (428)(a)        18,017

  Deferred revenue  . . . . . . . . . . . . . . . . . .        30,460                --            30,460
  Transaction related expenses  . . . . . . . . . . . .            --            20,000 (d)        20,000
  Other accrued liabilities . . . . . . . . . . . . . .        60,145              (402)(a)        59,743
                                                             --------          --------          --------
    Total current liabilities . . . . . . . . . . . . .       147,513            18,334           165,847
Deferred income taxes . . . . . . . . . . . . . . . . .         2,821            74,340 (c)        77,161
Long-term notes payable . . . . . . . . . . . . . . . .         5,259                --             5,259
Commitments and contingencies
Stockholders' equity:
  Preferred stock . . . . . . . . . . . . . . . . . . .            --                --                --
  Common stock  . . . . . . . . . . . . . . . . . . . .           463                                 463

  Additional paid-in capital  . . . . . . . . . . . . .       543,538                --           543,538

  Cumulative translation adjustment and other . . . . .          (278)               --              (278)
  Accumulated deficit . . . . . . . . . . . . . . . . .      (260,041)          (18,554)(a)
                                                                                 (1,728)(b)
                                                                                111,510 (c)
                                                                                (20,000)(d)      (188,813)
                                                             --------          --------          --------
    Total stockholders' equity  . . . . . . . . . . . .       283,682            71,228           354,910
                                                             --------          --------          --------
Total liabilities and stockholders' equity  . . . . . .      $439,275          $163,902          $603,177
                                                             ========          ========          ========

                            See accompanying notes.

                                  INTUIT INC.

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                                                           Historical
                                                             Intuit
                                                         for the three-
                                                          month period         Pro Forma         Pro Forma for
(in thousands, except per share data)                    ended 10/31/96       Adjustments         Sale of ISC
                                                         --------------       -----------        -------------
Net revenue . . . . . . . . . . . . . . . . . . . . .       $102,506          $    --              $102,506
Costs and expenses:
  Cost of goods sold:
    Product . . . . . . . . . . . . . . . . . . . . .         27,045               --                27,045
    Amortization of purchased software and
      other . . . . . . . . . . . . . . . . . . . . .             40               --                    40
    Customer service and technical support  . . . . .         27,512               --                27,512
    Selling and marketing   . . . . . . . . . . . . .         37,401               --                37,401
    Research and development  . . . . . . . . . . . .         22,461               --                22,461
    General and administrative  . . . . . . . . . . .         11,906               --                11,906
    Charge for purchased research and
      development . . . . . . . . . . . . . . . . . .          4,929               --                 4,929
Amortization of goodwill and purchased
 intangibles  . . . . . . . . . . . . . . . . . . . .         10,302                                 10,302
                                                            --------          ----------           --------
      Total costs and expenses  . . . . . . . . . . .        141,596                                141,596
                                                            --------          ----------           --------
      Loss from operations  . . . . . . . . . . . . .        (39,090)                               (39,090)
Interest and other income and expense, net  . . . . .          2,048               --                 2,048
                                                            --------          ----------           --------
Income (loss) from continuing operations
  before income taxes . . . . . . . . . . . . . . . .        (37,042)                               (37,042)
Income taxes benefit  . . . . . . . . . . . . . . . .         (8,738)              --                (8,738)
Net loss  . . . . . . . . . . . . . . . . . . . . . .        (28,304)                               (28,304)
                                                            ========          ==========           ========
Net loss per share  . . . . . . . . . . . . . . . . .          (0.61)                                 (0.61)
                                                            ========          ==========           ========
Shares used in computing net loss per share . . . . .         46,049                                 46,049
                                                            ========          ==========           ========

                            See accompanying notes.

                                  INTUIT INC.

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                                                     Historical
                                                       Intuit
                                                    for the year        Pro Forma         Pro Forma for
(in thousands, except per share data)                 7/31/96          Adjustments         Sale of ISC
                                                      --------         -----------        -------------
 Net revenue . . . . . . . . . . . . . . . . . .      $538,608          $    --             $538,608
 Costs and expenses:
   Cost of goods sold:
     Product . . . . . . . . . . . . . . . . . .       136,470               --              136,470
     Amortization of purchased software and
       other . . . . . . . . . . . . . . . . . .         1,399               --                1,399
     Customer service and technical support  . .       106,872               --              106,872
     Selling and marketing . . . . . . . . . . .       142,319               --              142,319
     Research and development  . . . . . . . . .        75,558               --               75,558
     General and administrative  . . . . . . . .        33,153               --               33,153
     Charge for purchased research and
       development . . . . . . . . . . . . . . .         8,043               --                8,043
     Other acquisition costs . . . . . . . . . .           778               --                  778
Amortization of goodwill and purchased
  intangibles  . . . . . . . . . . . . . . . . .        39,792                                39,792
                                                      --------          ----------          --------
       Total costs and expenses  . . . . . . . .       544,384                               544,384
                                                      --------          ----------          --------
       Loss from operations  . . . . . . . . . .        (5,776)                               (5,776)
Interest and other income and expense, net . . .         7,646               --                7,646
                                                      --------          ----------          --------
Income (loss) from continuing operations
  before income taxes  . . . . . . . . . . . . .         1,870                                 1,870
Provision for income taxes . . . . . . . . . . .        16,225               --               16,225
                                                      --------          ----------          --------
Loss from continuing operations  . . . . . . . .       (14,355)                              (14,355)
Loss from operations of discontinued
  operations, net of income tax benefit of
  $3,725 . . . . . . . . . . . . . . . . . . . .        (6,344)              6,344              --
                                                      --------          ----------          --------
Net loss   . . . . . . . . . . . . . . . . . . .       (20,699)              6,344           (14,355)
                                                      ========          ==========          ========
Loss per share from continuing operations  . . .         (0.32)                                (0.32)
Loss per share from discontinued operations  . .         (0.14)              (0.14)             --
                                                      --------          ----------          --------
Net loss per share   . . . . . . . . . . . . . .         (0.46)              (0.14)            (0.32)
                                                      ========          ==========          ========
Shares used in computing net loss per share  . .        45,149              45,419            45,149
                                                      ========          ==========          ========

                            See accompanying notes.

                                  INTUIT INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   BALANCE SHEET AND STATEMENTS OF OPERATIONS

The following pro forma adjustments are required to present the financial position of Intuit at October 31, 1996 (reflected in the Unaudited Pro Forma Condensed Balance Sheet), as though the sale of ISC occurred on October 31, 1996, and the results of operations of Intuit for the twelve-month and three-month periods ended July 31, 1996 and October 31, 1996, respectively (reflected in the Unaudited Pro Forma Condensed Statements of Operations), as though the sale of ISC occurred on August 1, 1995 and August 1, 1996, respectively. The following adjustments are based on available information and on certain assumptions which management believes are reasonable.

         (a) Reflects the disposition of the net assets of ISC that will be transferred to Checkfree pursuant to the Agreement and Plan of Merger.

         (b) Reflects the amount of ISC's operating losses from discontinued operations deferred and recorded on Intuit's historical October 31, 1996 balance sheet that will be offset against the gain on sale of discontinued operations.

         (c) Reflects the receipt of 12,600,000 Checkfree Shares received by the Company in the merger which are valued at $14.75 per share, the closing price of Checkfree's common stock on January 24, 1997 and the associated deferred taxes from the estimated gain on disposition.

         (d) Reflects the Company's preliminary estimate of acquisition costs, including direct expenses of the merger, relocation costs and the estimated amount the Company may be obligated to pay Checkfree in cash for the difference between $46 million and ISC's actual gross revenues for the twelve-month period ending July 31, 1997.

The unaudited pro forma condensed statements of operations for Intuit do not include the effect of the gain arising from this disposition as it is a material non-recurring event. This gain will be calculated and included in the actual consolidated statement of income of Intuit in its fiscal quarter ended January 31, 1997.

(c)      Exhibits.

         The following exhibits are filed herewith:

         2.01 Agreement and Plan of Merger dated as of September 15, 1996 by and among Intuit Inc., Intuit Services Corporation, Checkfree Corporation and Checkfree Acquisition Corporation. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules have been omitted but will be furnished supplementally to the Commission upon request. (1)

         2.02 Amendment No. 1 to Agreement and Plan of Merger dated as of September 15, 1996 by and among Intuit Inc., Intuit Services Corporation, Checkfree Corporation and Checkfree Acquisition Corporation II. (1)

         4.01 Amended and Restated Registration Rights Agreement dated as of September 15, 1996 between Intuit Inc. and Checkfree Corporation. (1)

         4.02 Amended and Restated Checkfree Corporation Stock Restriction Agreement dated September 15, 1996 between Intuit Inc. and Checkfree Corporation. (1)

         ______________________________________

         (1)     Incorporated by reference from the Company's report on
                 Schedule 13D with respect to its beneficial ownership of shares of Checkfree Corporation filed on February 6, 1997.

                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, Intuit Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        INTUIT INC.



Date:  February 11, 1997                By:     /s/ JAMES J. HEEGER
                                            ------------------------------------
                                             James J. Heeger
                                             Chief Financial Officer and Senior
                                             Vice President

                                 EXHIBIT INDEX

       Exhibit
         No.                        Document

         2.01 Agreement and Plan of Merger dated as of September 15, 1996 by and among Intuit Inc., Intuit Services Corporation, Checkfree Corporation and Checkfree Acquisition Corporation. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules have been omitted but will be furnished supplementally to the Commission upon request. (1)

         2.02 Amendment No. 1 to Agreement and Plan of Merger dated as of September 15, 1996 by and among Intuit Inc., Intuit Services Corporation, Checkfree Corporation and Checkfree Acquisition Corporation II. (1)

         4.01 Amended and Restated Registration Rights Agreement dated as of September 15, 1996 between Intuit Inc. and Checkfree Corporation. (1)

         4.02 Amended and Restated Checkfree Corporation Stock Restriction Agreement dated September 15, 1996 between Intuit Inc. and Checkfree Corporation. (1)

         ______________________________________

         (1)     Incorporated by reference from the Company's report on
                 Schedule 13D with respect to its beneficial ownership of shares of Checkfree Corporation filed on February 6, 1997.